As Filed with the Securities and Exchange Commission on September 29, 2000
                                              Registration No. 333-_____________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933

                               -------------------

                               ConAgra Foods, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                             47-0248710
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

           One ConAgra Drive
            Omaha, Nebraska                                      68102-5001
(Address of principal executive offices)                         (Zip code)

                           --------------------------

                  INTERNATIONAL HOME FOODS 401(k) SAVINGS PLAN
                            (Full title of the plan)

                           --------------------------

                               James P. O'Donnell
              Executive Vice President and Chief Financial Officer
                               ConAgra Foods, Inc.
                                One ConAgra Drive
                           Omaha, Nebraska 68102-5001
                     (Name and address of agent for service)

                                  402-595-4000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------- ---------------------------- ---------------------------- ------------------
Title of securities to    Amount to be     Proposed maximum offering   Proposed maximum aggregate       Amount of
     be registered       registered (1)       price per share (2)          offering price (2)       registration fee
------------------------ ---------------- ---------------------------- ---------------------------- ------------------
Common Stock (3)             50,000                 $18.875                     $943,750                 $249.15
($5.00 par value)
------------------------ ---------------- ---------------------------- ---------------------------- ------------------

1 In addition, pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on September 25, 2000.

3. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                               RECENT DEVELOPMENTS

     On August 24, 2000, ConAgra Foods, Inc. acquired International Home Foods, Inc. The terms of the International Home Foods 401(k) Savings Plan will be amended to replace International Home Foods with ConAgra Foods as the issuer of the securities held pursuant to the plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     ConAgra Foods, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

     (a) Annual Report on Form 10-K for the year ended May 28, 2000;

     (b) Annual Report on Form 11-K (Commission File No. 001-13537) for the International Home Foods 401(k) Savings Plan for the fiscal year ended December 31, 1999;

     (c) Current Reports on Form 8-K dated on June 22, 2000, August 24, 2000 and September 5, 2000; and

     (d) The description of the Company's common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any
         amendments  or   reports   filed  for  the  purpose  of  updating  such
         description.

     All documents subsequently filed by the Company and the International Home Foods 401(k) Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

     Pursuant to Article V of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by
Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

     The by-laws of the Company provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

     The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their elected officers and directors against damages, judgments, settlements and costs incurred by reason of wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.  Exhibits

     4.1 - ConAgra's Certificate of Incorporation, as amended, incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

     4.2 - ConAgra's Bylaws, as amended, incorporated by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

     4.3 - Rights Agreement dated July 12, 1996, incorporated herein by reference to ConAgra's current report on Form 8-K dated July 12, 1996.

     4.4 - Certificate of Adjustment dated October 1, 1997 to Rights Agreement, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

     4.5 - Amendment to Rights Agreement dated as of July 10, 1998, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 30, 1998.

     4.6 - International Home Foods 401(k) Savings Plan, incorporated herein by reference to Exhibit 4.1 of International Home Foods' Registration Statement on Form S-8 (333-62099).

     4.7 - Form of Common Stock Certificate.

     23.1 - Consent of Deloitte & Touche LLP

     23.2 - Consent of PricewaterhouseCoopers LLP

     24 - Powers of Attorney for Directors of the Company.

The undersigned registrant hereby undertakes to submit or cause to be submitted, if not previously submitted, the plan, and any amendments thereto, to the Internal Revenue Service in a timely manner and to make all changes required by the IRS in order to qualify the plan under the Internal Revenue Code.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereon, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective  amendment any
         of  the   securities  being  registered  which  remain  unsold  at  the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 28th day of September, 2000.

                                           CONAGRA FOODS, INC.

                                           /s/  Bruce C. Rohde
                                           Bruce C. Rohde
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below on the 28th day of September, 2000 by the following persons in the capacities indicated.

     Signature                                     Title

  /s/  Bruce C. Rohde                       President, Chief Executive Officer
Bruce C. Rohde                              and Director

  /s/  James P. O'Donnell                   Executive Vice President and
James P. O'Donnell                          Chief Financial Officer
                                            (Principal Financial Officer)

  /s/  Jay Bolding                          Senior Vice President and Controller
Jay Bolding                                 (Principal Accounting Officer)

C. M. Harper*                               Director
Robert A. Krane*                            Director
Mogens Bay*                                 Director
Carl E. Reichardt*                          Director
Ronald W. Roskens*                          Director
Marjorie M. Scardino*                       Director
Walter Scott, Jr.*                          Director
Kenneth E. Stinson*                         Director
Clayton K. Yeutter*                         Director

* This registration statement has been signed by the undersigned as attorney-in -fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                            /s/  Bruce C. Rohde
                                            Bruce C. Rohde
                                            Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 28th day of September, 2000.

                                    INTERNATIONAL HOME FOODS 401(k) SAVINGS PLAN

                                    By:    /s/  Don Winters
                                    Name:Don Winters
                                    Title: Member, Administrative Committee

                                Index to Exhibits

Exhibit No.               Exhibit                                           Page

     4.1 - ConAgra's Certificate of Incorporation, as amended, incorporated by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 26, 1996.

     4.2 - ConAgra's Bylaws, as amended, incorporated by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended February 28, 1999.

     4.3 - Rights  Agreement  dated  July  12,  1996,  incorporated  herein   by
           reference to ConAgra's current report on Form 8-K dated July 12, 1996.

     4.4 - Certificate of Adjustment dated October 1, 1997 to Rights Agreement, incorporated herein by reference to ConAgra's quarterly report on Form 10-Q for the quarter ended August 24, 1997.

     4.5 - Amendment to Rights Agreement dated as of July 10, 1998, incorporated herein by reference to ConAgra's annual report on Form 10-K for the fiscal year ended May 30, 1998.

     4.6 - International Home Foods 401(k) Savings Plan, incorporated herein by reference to Exhibit 4.1 of International Home Foods' Registration Statement on Form S-8 (333-62099).

     4.7 - Form of Common Stock Certificate.

     23.1 - Consent of Deloitte & Touche LLP

     23.2 - Consent of PricewaterhouseCoopers LLP

     24 - Powers of Attorney for Directors of the Company.